NOTICE OF ANNUAL MEETING


To the Stockholders of
Grand Premier Financial, Inc.


         The Annual Meeting of Stockholders of Grand Premier Financial, Inc. a Delaware corporation (the "Company"), will be held at the Mundelein, Illinois office of Grand National Bank, 3 Nelson C. White Pkwy.,
Mundelein, Illinois, 60060, at 10:00 AM (local time) on Wednesday, May
27, 1998 for the following purposes:

1.  To elect five (5) Class II directors for a term of three years.

2. To consider and vote upon a proposal to ratify and approve the Non-employee Directors Stock Option Plan, which was adopted by the Board of Directors effective February 23, 1998.

3. To transact and act upon such other matters or business as may properly come before said meeting, or any adjournment or adjourn-ments thereof. The Board of Directors of the Company does not know of any other matters requiring action by the stockholders to come before the Annual Meeting.

         A complete list of stockholders entitled to vote at the meeting shall be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the meeting at Grand Premier Financial Inc's. corporate office, 486 West Liberty Street, Wauconda, Illinois. The close of business on March 31, 1998 has been selected by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


BY ORDER OF THE BOARD OF DIRECTORS


                                             ***IMPORTANT***
Alan J. Emerick                        WHETHER OR NOT YOU EXPECT TO
Secretary                              ATTEND THE MEETING IN PERSON,
                                       PLEASE SIGN THE ACCOMPANYING
                                       PROXY AND MAIL IT NOW IN THE
April 13, 1998                             ENCLOSED ENVELOPE.






                                PROXY STATEMENT


GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Grand Premier Financial, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders, (the "Annual Meeting"), and any adjournment or adjournments thereof, to be held on Wednesday, May 27, 1998, at 10:00 A.M., local time, at the Mundelein office of Grand National Bank, 3 Nelson C. White Pkwy., Mundelein, Illinois, 60060.

         Only holders of record of shares of common stock of the Company (the "Common Stock") at the close of business on March 31, 1998 will be entitled to notice of and to vote at the Annual Meeting, each share being entitled to one vote. On such date there were 20,018,020 shares of Common Stock outstanding. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business. The inspectors of election will treat abstentions and broker non-votes (i.e., shares held by a broker in street name and represented by a proxy indicating that the broker does not have discretionary authority to vote on a particular proposal) as shares present for purposes of determining the existence of a quorum.

         Any stockholder who executes the enclosed proxy may revoke it any time before it has been exercised by a later dated proxy or by giving notice of such revocation to the Company in writing or in an open meeting before such proxy is voted. Attendance at the meeting will not in and of itself constitute the revocation of a proxy. Otherwise, all properly executed proxies received at or before the meeting will be voted in accordance with the instructions contained therein. If no instructions are given, such proxies will be voted: (1) FOR the election of directors as stated below, (2) FOR the proposal to ratify and approve the Non-employee Directors Stock Option Plan, and (3) in the discretion of the named proxies, upon such other matters as may properly come before the meeting.

         The cost of solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by persons regularly employed by the Company or its subsidiaries, by personal interview, telephone or telegraph, without compensation, other than the compensation such persons otherwise receive for their services as employees.
Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

         A copy of the Company's Annual Report for the year ended December 31, 1997, including audited financial statements, is included with this proxy. The approximate date on which this proxy statement, form of proxy and annual report were first sent to stockholders was April 13, 1998.


                        PROPOSAL 1: ELECTION OF DIRECTORS

                         INFORMATION CONCERNING NOMINEES

         The Company's Amended and Restated Certificate of Incorporation provides that the business and affairs of the Company shall be managed by and under the direction of a Board of Directors. Until the annual meeting of stockholders in 1999 the number of directors comprising the full Board of Directors is set at sixteen (16), which number may not be increased or decreased except by amendment to the Certificate of Incorporation. The Amended and Restated Certificate of Incorporation further provides that the Board of Directors is to be divided into three classes that are to be as nearly equal in number as possible. The terms of five (5) directors who are presently serving on the Board, Jean M. Barry, James Esposito, R. Gerald Fox, David L. Murray and Stephen J. Schostok expire at the Annual Meeting. The Board of Directors has re-nominated Ms. Barry and Messrs. Esposito, Fox, Murray and Schostok for election as Class II directors for a term ending at the Annual Meeting in 2001 or until their successors are elected and qualified.

         Unless otherwise indicated, proxies will be voted for the election of the nominees below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such persons, if any, as shall be designated by the Board. Each nominee has agreed to serve as a director, if elected, and the Board of Directors does not presently know of any circumstances which would render any nominee named herein unavailable.

         The Company's by-laws provide that all elections of directors shall be decided by a plurality vote. Since five (5) positions are to be filled on the Board of Directors, the five (5) nominees receiving the highest number of votes cast at a meeting at which a quorum is present will be elected as directors. Abstentions (including broker non-votes, if any) will not be counted in determining the number of votes received by any nominee.

Class II Nominees (If elected, term will expire in 2001)

                                   Principal Occupation and Year First
  Name                    Age      Elected a Director (1)

  Jean M. Barry           43       Senior Investment Officer of the
                                   Company - 1996

  James Esposito          65       Executive Vice President of Grand
                                   National Bank, a subsidiary of the
                                   Company - 1996

  R. Gerald Fox           62       President and Chief Executive
                                   Officer, F.I.A. Publishing Company.
                                   (publisher of financial books and
                                   periodicals) - 1996

  David L. Murray         55       Senior Executive Vice President and
                                   Chief Financial Officer of the
                                   Company, and President, Grand
                                   Premier Operating Systems, Inc., a
                                   subsidiary of the Company. - 1996

  Stephen J. Schostok    61        Attorney and partner, Dimonte
                                   Schostok & Lizak, attorneys at
                                   law. - 1996


Class III (Term expires 1999)

                                   Principal Occupation and Year First
  Name                    Age      Elected a Director (1)

  Frank J. Callero        70       Partner, Callero and Callero LLP.
                                   (certified public accountants). - 1996

  Alan J. Emerick         54       Executive Vice President and Chief
                                   Administrative Officer of the Company.
                                   - 1996

  Howard A. McKee         82       Banker. - 1996

  Richard L. Geach        57       Chairman of the Board and Chief
                                   Executive Officer of the Company.
                                   - 1996

  H. Barry Musgrove       63       Chairman of the Board and President,
                                   Frantz Manufacturing Company.
                                   (manufacturer of anti-friction
                                   products). - 1996


Class I  (Term expires 2000)

                                   Principal Occupation and Year First
  Name                    Age      Elected a Director (1)


  Brenton J. Emerick      73       Executive Vice President of Grand
                                   National Bank, a subsidiary of the
                                   Company. - 1996

  Thomas D. Flanagan      60       Founding Partner, Flanagan, Bilton &
                                   Branagan.  (law firm). - 1997

  Robert W. Hinman        52       President and Chief Operating Officer
                                   of the Company, and Chairman of the
                                   Board and President of Grand National
                                   Bank, a subsidiary of the Company.
                                   - 1996

  Edward G. Maris         62       Private Investor. - 1996

  Joseph C. Piland        65       Educational Consultant and retired
                                   President, Highland Community College.
                                   - 1996

  John Simcic             68       Chairman of the Board, Maki &
                                   Associates, Inc. (d/b/a Century 21
                                   United - real estate sales). - 1997


(1) Each director has engaged in the principal occupation indicated for at least five years, except as follows:


- Jean M. Barry was Vice President, Northern Illinois Financial
Corporation, from 1989-1996.

- Alan J. Emerick was Executive Vice President of Northern Illinois Financial Corporation from 1994-1996, Chief Executive Officer of Grand National Bank-Niles from 1991-1996, and President, Grand National Bank-Waukegan, from 1995-1996.

- Brenton J. Emerick was Chairman of the Board, Grand National Bank-Waukegan, from 1967-1996.

- James Esposito was Chief Executive Officer of Grand National Bank-Crete from 1974-1996.

- Robert W. Hinman was President & Chief Executive Officer of Northern Illinois Financial Corporation from 1988 to 1996.

- Richard L. Geach was President and Chief Executive Officer of Premier Financial Services, Inc. From 1982-1996.

- Edward G. Maris was Senior Vice President, Chief Financial Officer, Secretary & Treasurer, Northwestern Steel and Wire Company, from 1986-1996.

- David L. Murray was Executive Vice President/Chief Financial Officer of Premier Financial Services, Inc. and President, Premier Operating
Systems, Inc., from 1970-1996.

- Stephen J. Schostok was an attorney with Laser Schostok Kolman and Frank from 1964-1994.


                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors held 11 regular meetings in 1997. Each Director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served.

         The Board of Directors has established several committees to assist in the discharge of its responsibilities.

     The Executive Committee meets in situations where it is impractical and/or unnecessary to meet as a full Board of Directors. Current members of the committee are Howard A. McKee, who serves as Chairman, Richard L. Geach, Robert W. Hinman and David L. Murray. The Committee met once in 1997.

     The Governance Committee evaluates and makes recommendations regarding Board composition, qualifications of directors and other administrative issues with respect to the Board and Boards of Directors of the Company's subsidiaries. Current members are R. Gerald Fox, Chairman, Frank J. Callero, Brenton J. Emerick, James Esposito, Thomas D. Flanagan, H. Barry Musgrove, Joseph D. Piland and John Simcic. Among other functions, the Committee serves as a nominating committee which selects and nominates members of the Board of Directors. Nominees recommended by stockholders in writing to the Secretary of the Company at 486 West Liberty Street, Wauconda, Illinois, 60084-2489, in accordance with the procedures set forth below under "Notice Provisions for Stockholder Proposals and Nominations of Directors", will be considered by the Committee. The Committee met once in 1997.

         The current members of the Compensation Committee are Messrs. Edward G. Maris, Chairman, Frank J. Callero, Stephen J. Schostok and John Simcic. Among other functions, the Committee makes recommendations to the Board of Directors as to the compensation of the Executive Officers and outside Directors as well as with respect to the Company's benefit programs. The Committee also interprets and administers the Company's benefit plans. The Committee met four times in 1997.

         The Audit Committee consists of four permanent members and other outside directors on a rotating basis. Messrs. Frank J. Callero, Chairman, H. Barry Musgrove, Joseph C. Piland, and John Simcic currently serve as permanent members. The Committee reviews the financial audits of the Company and its subsidiaries, both internal and independent, and examines matters relating to the financial statements of the Company.
The Committee held five meetings in 1997.


                         DIRECTORS FEES AND COMPENSATION


         For the year ended December 31, 1997, Directors who were not employees of the Company were paid an annual retainer of $ 12,000 and $500 per meeting attended for board and committee participation. Directors who were employees of the Company were paid $500 per board meeting attended. Effective January 1, 1998, the fees paid to directors were changed as follows: 1) Directors who are not employees of the Company are paid a) an annual retainer of $ 12,000, b) $ 750 per meeting attended for board and committee participation, and c) an annual stipend of $1,000 for directors who serve as committee chairpersons; 2) Directors who are employees of the Company are no longer paid for board or committee participation. Under the Company's Deferred Compensation Plan, directors may elect to defer receipt of up to 100% of fees earned. The Company will match 25% of the amount deferred. See also "PROPOSAL 2:
ADOPTION of the NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN".


         Howard A. McKee is retained by the Company pursuant to a consulting agreement which expires December 31, 1999. Subsequent to December 31,
1999, the agreement may be renewed for additional successive one (1) year periods upon such terms and conditions as the Company and Mr. McKee shall mutually agree. Mr. McKee receives the following remuneration under the terms of the agreement; 1) an annual consulting fee of $100,200, 2) an annual salary of $200,000 in 1997, $150,000 in 1998 and $100,000 in 1999,
3) participation in the Company's benefit programs and 4) Company contributions on his behalf under the Company's Savings and Stock Plan and Deferred Compensation Plan. Such contributions totaled $14,164 for the year ended December 31, 1997. Mr. McKee is furnished with a Company leased automobile and a driver, and reported $1,830 in taxable compensation for personal use in 1997. Mr. McKee also received board attendance fees totaling $7,500 in 1997.


         Brenton J. Emerick is retained as an officer of Grand National Bank, a subsidiary of the Company, pursuant to a non-renewable agreement which expires December 31, 1998. Mr. Emerick receives the following remuneration under the terms of the agreement; 1) an annual salary of $175,000 in 1997 and $150,000 in 1998, 2) participation in the Company's benefit programs, and 3) contributions on his behalf under the Company's Savings and Stock Plan and Deferred Compensation Plan. Such contributions totaled $15,554 for the year ended December 31, 1997. Mr. Emerick is furnished with a Company owned automobile, and reported $4,074 in taxable compensation for personal use in 1997. Mr. Emerick also received board attendance fees totaling $6,000 in 1997.

         Two other directors, James Esposito and Jean M. Barry, serve as officers of the Company. For the year ended December 31, 1997, Mr. Esposito received $120,000 in salary, contributions made by the Company on his behalf totaling $9,927 to the Company's Savings and Stock Plan and Deferred Compensation Plan, and participated in the Company's benefit programs. Mr. Esposito was furnished with a Company leased automobile in 1997, and reported $1,621 in taxable compensation for personal use. Mr. Esposito also received board attendance fees totaling $5,500 in 1997.
For the year ended December 31, 1997, Ms. Barry received $82,800 in salary, contributions made by the Company on her behalf totaling $4,863 to the Company's Savings and Stock Plan and Deferred Compensation Plan, and participated in the Company's benefit programs. Ms. Barry was furnished with a Company leased automobile in 1997, and reported $2,928 in taxable compensation for personal use. Ms. Barry also received board attendance fees totaling $5,500 in 1997.



         For information concerning the compensation that members of the Board of Directors who are also executive officers of the Company received, see "Executive Compensation".

                               EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the executive officers of the Company, as well as their respective positions with the Company and its subsidiaries: (1)


Name                      Age      Position(s) (1)(2)

  Richard L. Geach        57       Chairman of the Board & Chief
                                   Executive Officer of the Company and
                                   a director of all of the Company's
                                   subsidiaries.

  Robert W. Hinman        52       President, Chief Operating Officer and
                                   a director of the Company, President
                                   and Chief Executive Officer of Grand
                                   National Bank, and a director of all
                                   of the Company's subsidiaries.

  David L. Murray         55       Senior Executive Vice President, Chief
                                   Financial Officer and a director of
                                   the Company, President  and Chief
                                   Executive Officer of Grand Premier
                                   Operating Systems, Inc.,  and a
                                   director of all of the Company's
                                   subsidiaries.

  Alan J. Emerick         54       Executive Vice President, Chief
                                   Administrative Officer and a director
                                   of the Company, and a director of all
                                   of the Company's subsidiaries.

  William R. Theobald     49       Executive Vice President and Chief
                                   Credit Officer of the Company and a
                                   director of Grand National Bank.

  Larry W. O'Hara         38       Senior Vice President and Director of
                                   Marketing of the Company

  Kenneth A. Urban        60       President and Chief Executive Officer
                                   and a director of Grand Premier Trust
                                   and Investment, Inc. and of Grand
                                   Premier Insurance, Inc., and Division
                                   Head, Non-bank Products Division of
                                   the Company.

  Jack J. Emerick         40       Regional President, Region 1
                                   Banking/Sales Offices.

  Ralph M. Zicco          54       Regional President, Region 2
                                   Banking/Sales Offices.

  Reid L. French          44       Regional President, Region 3
                                   Banking/Sales Offices.

  Joseph E. Esposito      37       Regional President, Region 4
                                   Banking/Sales Offices.

  Scott Dixon             44       Regional President, Region 5
                                   Banking/Sales Offices.

  Jack R. Croffoot        47       Senior Vice President and Director of
                                   Human Resources of the Company.

  James K. Watts          34       Senior Vice President, Chief Operating
                                   Officer and a director of Grand
                                   Premier Operating Systems, Inc.


(1) The Company's subsidiaries are Grand National Bank, Grand Premier Trust and Investment, Inc., Grand Premier Insurance, Inc., and Grand Premier Operating Systems, Inc.

(2) Each executive officer has held the position or office indicated, or other comparable responsible position(s) with the Company, or with Premier Financial Services, Inc. or Northern Illinois Financial, Inc. which were merged into the Company in August, 1996 for at least five years except as follows:

- Jack J. Emerick was Vice President, Grand National Bank/East Region from 1992-1995 and Area Sales Manager, Grand National Bank/East Region in 1996. Jack J. Emerick is Brenton J. Emerick's son and Alan J. Emerick's brother.

- Joseph E. Esposito was Assistant Vice President, Grand National
Bank/South region from 1992-1996 and Senior Retail Manager, Grand
National Bank/South region in 1996.  Joseph E. Esposito is James
Esposito's son.

- James K. Watts was Assistant Vice President/Data Center Manager for Gary Wheaton Bank from 1984-1993, Assistant Vice President/Project Manager for First National Bank of Chicago from 1993-1995, and Assistant Vice President, TCF Bank, N.A., from 1995-1996.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth information regarding the shares of Grand Premier Financial, Inc. common stock beneficially owned, by holders known to the Company to have beneficially owned more than 5% of the voting securities as of March 31, 1998:





                                                Amount & Nature
Title of  Name and Address of Beneficial Owner  of Beneficial   Per Cent
Class                                           Ownership       of Class

Common    Howard A. McKee                       6,247,667 (1)    31.21%
          26990 Countryside Lake Drive
          Mundelein, Illinois 60060

          Grand Premier Trust and Investment,   1,206,636 (2)     6.03%
          Inc.
          101 West Stephenson Street
          Freeport, IL 61032

          Northland Insurance Agency, Inc.      1,096,729 (3)     5.48%
          20 South Clark Street, Suite 2310
          Chicago, Illinois 60603

          Keeco, Inc.                           1,060,328 (3)     5.30%
          20 South Clark Street, Suite 2310
          Chicago, Illinois 60603

(1) Includes 1,096,729 shares held by Northland Insurance Agency, Inc. and 1,060,328 shares held by Keeco, Inc., as to which Mr. McKee shares investment power (see Note 3 below). Excludes 504,666 shares held by corporations that Mr. McKee's family members and/or business interests control, as to all of which Mr. McKee disclaims beneficial interest.

(2) The shares listed in the table are held in various capacities with Grand Premier Trust and Investment, Inc.("Trust"), and include 474,597 shares held in the Company's Savings and Stock Plan (the "Savings and Stock Plan") for which Trust serves as trustee. Of the 1,206,636 shares listed in the table, Trust has sole investment power with respect to 485,788 shares, shared investment power with respect to 510,047 shares (including 474,597 shares held in individual participant accounts in the 401(k) and profit sharing portion of the Savings and Stock Plan), and no investment power over the remaining 210,801 shares. Trust has sole voting power with respect to 375,593 shares, and no voting power with respect to 142,625 shares. Participants are entitled to direct the trustee as to the voting of shares held in their accounts in either the ESOP (213,821 shares) or 401(k) (474,597 shares) portions of the Savings and Stock Plan. Shares held in individual participant accounts for which no directions are received will not be voted by the trustee, unless such failure to vote would be inconsistent with the trustee's fiduciary responsibilities. Participants have the right to direct the disposition of shares held in the 401(k) and profit-sharing portion of the Savings and Stock Plan, but no right to direct the disposition of shares held in the ESOP portion until such time as an individual participant has a right to the distribution of such shares under the terms of the ESOP. Trust, as trustee, has the right to determine whether or not to tender any of the shares held in the Savings and Stock Plan.

(3) Mr. McKee owns individually 34.0% of the outstanding Common Stock of Northland Insurance Agency, Inc., and with his family and associates controls 100.0%. Mr. McKee also owns individually 49.9% of the outstanding Common Stock of Keeco, Inc., and with his family and associates controls 100.0%. The shares shown in the table as beneficially owned by Northland Insurance Agency, Inc. and Keeco, Inc. are also included in the shares shown as beneficially owned by Mr. McKee.



         The following table sets forth information regarding the shares of Grand Premier Financial, Inc. common stock beneficially owned by each director, nominee for director, the named executive officers of the Company, and all of the Company's directors, nominees and executive officers as a group, as of March 31, 1998:

Title of  Name of Beneficial     Amount & Nature of           Per Cent of
Class     Owner                  Beneficial Ownership (1)(2)  Class

Common    Jean M. Barry          591,330    (3)(4)(5)( 6)     2.95%
          Frank J. Callero        99,500    (3)      ( 7)       *
          Alan J. Emerick         64,257    (3)(4)(5)( 8)       *
          Brenton J. Emerick     682,214    (3)      ( 9)     3.41%
          James Esposito           1,517    (3)      (10)       *
          Thomas D. Flanagan     824,315    (3)      (11)     3.96%
          R. Gerald Fox           47,118    (3)      (12)       *
          Richard L. Geach       384,786    (3)(4)(5)(13)     1.91%
          Robert W. Hinman       559,351    (3)   (5)(14)     2.79%
          Edward G. Maris          3,584    (3)                 *
          Howard A. McKee      6,247,667    (3)      (15)    31.21%
          David L. Murray         70,942    (3)(4)(5)(16)       *
          H. Barry Musgrove       34,474    (3)                 *
          Joseph C. Piland         7,812    (3)      (17)       *
          Stephen J. Schostok      7,500    (3)                 *
          John Simcic            278,222    (3)               1.39%
          Ralph M. Zicco          47,222          (5)           *
          All 26 Directors,   10,175,938    (3)(4)(5)(18)    48.13%
          Nominees & Executive
          Officers as a group
          (including those
          individuals named
          above)

* Indicates less than 1% of class.

(1) The information shown in this column is based upon information furnished to Grand Premier Financial, Inc. by the individuals named in the table. Except as set forth in the following notes, each individual has sole voting power and investment power with respect to the shares owned by him or her.


(2) Based upon 20,018,020 shares outstanding plus, with respect to each beneficial owner and the group, the shares each beneficial owner has the right to acquire within 60 days of March 31, 1998 pursuant to the exercise of stock options or conversion of Series B Preferred Stock.


(3) The shares listed do not include 42,714 shares held in the trust established pursuant to the Deferred Compensation Plan over which Grand Premier Financial, Inc. shares investment power with the trustee. Each of the directors of the Company, in his or her capacity as a director, may be deemed to share the Company's investment power with the other members of the board of directors with respect to those shares.


(4) Includes shares held in the Savings and Stock Plan over which the individual executive officer has sole voting power and shared investment power as follows: Ms. Barry, 1,287 shares; Mr. Alan J. Emerick, 5,004 shares; Mr.Geach, 99,884 shares; Mr. Murray 6,344 shares; all executive officers and directors as a group, 198,029 shares. See also Note 2 to the Beneficial Ownership Table on page 10.


(5) Includes shares that could be acquired within 60 days of March 31, 1998 pursuant to the exercise of stock options as follows; Ms. Barry, 1,450 shares; Mr. Alan J. Emerick, 1,804 shares; Mr. Geach, 141,290 shares; Mr. Hinman, 3,056 shares; Mr. Murray, 47,547 shares; Mr. Zicco, 1,450 shares; all executive officers and directors as a group, 300,854 shares.


(6) Includes 6,123 shares held by Ms. Barry as custodian for minor children. Includes 482,107 shares held by Municipal Insurance Company and 22,559 shares held by Public Service Investment & Management
Corporation in which Ms. Barry shares investment power. Ms. Barry is Mr. McKee's daughter.


(7) Excludes 10,880 shares held by Mr. Callero's spouse, as to all of which Mr. Callero disclaims beneficial ownership.


(8) Excludes 19,225 shares held by Mr. Emerick's spouse, as to all of which Mr. Emerick disclaims beneficial ownership. Alan J. Emerick is Brenton J. Emerick's son.


(9) Excludes 145,307 shares held by Mr. Emerick's spouse, as to all of which Mr. Emerick disclaims beneficial ownership.


(10) Excludes 46,583 shares held by Mr. Esposito's spouse, as to all of which Mr. Esposito disclaims beneficial ownership.


(11) Represents 822,315 shares of Grand Premier Financial, Inc. Common Stock issuable within 60 days upon conversion of $7,000,000 in stated value of the Grand Premier Financial, Inc. Series B Preferred Stock, which is convertible into Common Stock at $8.51255 per share. Mr. Flanagan has full investment power over the Series B Preferred Stock. Includes 2,000 shares held by Mr. Flanagan for the benefit of minor children.


(12) Excludes 5,022 shares held by Mr. Fox's spouse, as to all of which Mr. Fox disclaims beneficial ownership.


(13) Excludes 201,362 shares held by Mr. Geach's spouse, as to all of which Mr. Geach disclaims beneficial ownership.


(14) Excludes 74,987 shares held by Mr. Hinman's spouse, as to all of which Mr. Hinman disclaims beneficial ownership. Includes 482,107 shares held by Municipal Insurance Company in which Mr. Hinman shares investment power, the shares of which are also included in the beneficial interest ascribed to Ms. Barry. Mr. Hinman is Mr. McKee's son-in-law.


(15) Includes 1,096,729 shares held by Northland Insurance Agency, Inc. and 1,060,328 shares held by Keeco, Inc., as to which Mr. McKee shares investment power. Excludes 504,666 shares held by corporations that Mr. McKee's family members and/or business interests control, as to all of which Mr. McKee disclaims beneficial interest.


(16) Excludes 15,518 shares held by Mr. Murray's spouse, as to all of which Mr. Murray disclaims beneficial ownership.


(17) Excludes 850 shares held by Mr. Piland's spouse, as to all of which Mr. Piland disclaims beneficial ownership.


(18) Excludes 559,162 shares held by or for the benefit of spouses of directors, nominees or executive officers, as to all of which directors, nominees and executive officers disclaim beneficial ownership. Includes 300,854 shares which executive officers could acquire within 60 days of March 31, 1998 pursuant to the exercise of stock options (see note 5 above), and 822,315 shares issuable within 60 days of March 31, 1998 pursuant to conversion of Grand Premier Financial, Inc. Series B Preferred Stock (see note 11 above).



                                         EXECUTIVE COMPENSATION

         The following table sets forth a three-year summary of compensation for the Chief Executive
Officer and each of the four most highly compensated executive officers of the Company whose total salary and bonus payments exceeded $100,000 in the year ended December 31, 1997.  Compensation includes amounts paid by Premier Financial Services, Inc. and Northern Illinois Financial Corporation,
which were merged into the Company in August, 1996.


                            Annual Compensation       Long Term Compensation
                      _______________________________ ________________________

                                                         Awards     Payouts
                                                      ____________ ___________

                                          Other Annual Securities  Long Term    All
    Name and                              Compensation Underlying  Incentive   Other
Principal Position  Year  Salary   Bonus                Options     Payouts
                             ($)    ($)      $) (1)       (#)         ($)       (2)
__________________  ____ ________  ______ _____________ __________ _________ _______

Richard L. Geach,    1997  272,400       0       11,975          0         0  20,526
Chief Executive      1996  221,667       0        7,300    120,000         0  13,922
Officer of the       1995  176,292       0        4,800     15,000         0   8,296
Company

Robert W. Hinman,    1997  240,000       0       10,169      6,500         0  27,930
President & Chief    1996  232,000  14,014        8,648     15,280         0  25,510
Operating Officer    1995  219,000   1,095        9,976          0         0  23,744
of the Company

David L. Murray,     1997  173,370       0       10,600      5,000         0  17,265
Sr. Executive Vice   1996  150,333       0        7,300     10,180         0  14,020
President & Chief    1995  130,008       0        4,800     11,100         0   8,296
Financial Officer
of the Company

Alan J. Emerick,     1997  155,000       0        9,709      4,500         0  11,090
Executive Vice       1996  145,217  10,203       10,022      9,020         0  24,550
President & Chief    1995  136,000  35,782        7,304          0         0  23,977
Administrative
Officer of the
Company

Ralph M. Zicco,      1997  139,000       0        5,100      3,500         0   9,429
Regional President,  1996  128,830  10,693        6,681      7,250         0  15,902
Region 2 Sales       1995  128,000   9,039        5,118          0         0  16,541
Offices

(1) Other annual compensation consists of board attendance fees, and a taxable allowance for use of automobiles owned by the executive officer for business purposes or taxable compensation for personal use of automobiles owned by the Company.

(2)  Amounts accrued for the benefit of the individuals under the Company's Savings and Stock Plan and
Deferred Compensation Plan.


     The following table sets forth information regarding stock options exercised by each of the named executive officers during the year ended December 31, 1997, as well as the value of unexercised stock options outstanding at fiscal year end.



                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                  AND
                                     FISCAL YEAR-END OPTION VALUES

                                       Number of Unexercised   Value of Unexercised
                                               Options         In-the-Money Options
                                       at Fiscal Year-End(#)   at Fiscal Year-End($)
                                                                        (1)
                                       _____________________  ______________________

                   Shares
                  Acquired
                     on     Value
                  Exercise Realized                 Not                     Not
      Name          (#)       ($)   Exercisable Exercisable Exercisable Exercisable
_________________ ________ ________ ___________ ___________ ___________ ___________

Richard L. Geach     -        -       141,290      90,143    2,013,388   1,284,532

Robert W. Hinman     -        -         3,056      18,724       43,548     266,867

David L. Murray      -        -        47,547      19,696      677,550     280,662

Alan J. Emerick      -        -         1,804      11,716       25,707     166,953

Ralph M. Zicco       -        -         1,450       9,300       20,603     132,525





(1) Based on the fair market value (closing bid price) of the Common Stock of the Company on
December 31, 1997, as reported on The Nasdaq Stock Market.

The following table sets forth awards made under the Company's 1996 Non-qualified Stock Option Plan during the fiscal year ended December 31, 1997.

                             STOCK OPTIONS AWARDED IN LAST FISCAL YEAR (1)


                                                              Potential Realizable
                                                                Value at Assumed
                                                              Annual Rates of Stock
                                                               Price Appreciation
                                                                 for Option Term
             Individual Grants                                         (2)
_____________________________________________________________ ______________________
                   Number    % of Total
                     of       Options
                 Securities  Granted to   Exercise
                 Underlying   Employees   Or Base
                  Options        In        Price
                  Granted      Fiscal     ($/Share) Expiration
      Name          (#)         Year         (2)       Date       5% ($)   10% ($)
________________ ___________ ___________ __________ __________ __________ _________

Robert W. Hinman     6,500      7.0        14.38    12/22/07       58,783    148,967

David L. Murray      5,000      5.4        14.38    12/22/07       45,218    114,590

Alan J. Emerick      4,500      4.9        14.38    12/22/07       40,696    103,131

Ralph M. Zicco       3,500      3.8        14.38    12/22/07       31,652     80,213

------------------------------------------------------------------------------------

All executive       55,250     59.6        14.38    12/22/07      499,654  1,266,220
officers as a
group

All directors who    7,500      8.1        14.38    12/22/07       67,826    171,885
are not executive
officers as a
group

(1) The Company's 1996 Non-Qualified Stock Option Plan provides that the Board of Directors may grant options to key employees to purchase shares of Common Stock. Non-employee directors are not eligible to participate in the Plan.  Up to 400,000 shares of Common Stock have been authorized for issuance pursuant to the Plan.  Options may be granted from time-to-time for any number of shares, and upon such terms and conditions that the Board of Directors judges desirable, provided that no options may be granted after August 22, 2006.  The number of shares available for grant is adjusted annually on
January 1 to the greater of 4% of the outstanding shares on that date or 400,000.  Each option granted under the Plan is evidenced by an agreement subject to, among others, the following terms and conditions; 1) the option price may not be less than the fair market value of the shares on the date of grant, 2) exercised options must be paid for in full at the time of exercise in a form as specified in the Plan, and 3) options granted will expire as specified in the agreement, but in no case later than 10 years from the date of grant.

(2) The fair market value of the Common Stock of the Company (i.e. the average of the high and low sales prices per share of Common stock) as reported on The Nasdaq Stock Market on December 22, 1997, the date of grant.


    The Company has entered into Change in Control and Termination Agreements ("Agreements") dated October, 1996 with certain executive officers, including Messrs. Geach, Hinman, Murray, Emerick and Zicco. Each Agreement has a term of 36 months, subject to automatic extension, unless either party gives the other party notice of its election to terminate such automatic extension. If such notice is given, the Agreement will terminate 36 months from the date such notice is given. The agreements provide for certain benefits during a severance period (12 months) following either 1) a change of control and termination of employment for any reason other than good cause (as defined in the Agreements) at any time during the 24 months after a change of control occurs, or 2) termination of employment by the executive officer for good reason (as defined in the Agreements) at any time during the 24 months following a change of control. A "change of control" will be deemed to have occurred for purposes of the Agreements if any of those same events constituting a "change of control" under the 1996 Non-qualified Stock Option Plan have occurred and are continuing.

     Subsequent to such change of control and termination, the executive is entitled to receive the following benefits; 1) a lump sum payment equal to monthly base salary at the date of termination multiplied by 12,
2) continuation of coverage for the executive, his or her spouse and dependents (for 12 months) under all Company welfare plans in which the executive participated prior to termination, except that substantially identical benefits will be provided for any welfare plan in which participation is no longer possible, 3) a lump sum payment equal to the amount of a bonus that would have been paid under any Incentive Plan during the year of termination, pro rated for the number of months actually employed, plus an amount equal to the average bonus paid to the executive for the three years preceding termination, 4) any benefits accrued under any retirement, welfare or incentive plan in which the executive participated at date of termination, 5) a lump sum payment equal to the amount which the Company would have contributed to the Grand Premier Financial, Inc. Deferred Compensation Plan had termination not occurred, and 6) immediate and full vesting of all options so that such options become Exercisable on the date of termination or for 200 days thereafter, or, if such acceleration is not permissible under a Plan, a payment equal to the excess, if any, of the aggregate fair market value of all stock of the Company subject to options held by the executive less the aggregate exercise price of such stock on the date of termination.
If the executive officer dies during the severance period, his or her spouse or beneficiary will receive the remainder of all unpaid benefits provided under the Agreements.

                   BOARD COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is responsible for establishing the policies and procedures which determine the compensation of the Company's executive officers. The Committee sets base cash compensation and potential bonus compensation annually for the Chief Executive Officer (CEO) and other executive officers. In addition, the Committee has exclusive authority to grant stock options to executive officers.

     In creating policies and making decisions concerning executive compensation, the Compensation Committee seeks to:

     1. ensure that the executive team has clear goals and accountability with respect to expected corporate performance;

     2. establish pay opportunities that are competitive within the Company's industry and consistent with its position in the marketplace and the markets within which it operates;

     3. assess results fairly and regularly in light of expected Company performance; and

     4. align pay and incentives with the long-term interests of the Company's shareholders.

Base Salary

     The objective of the Company's salary program is to help ensure that the organization is able to attract and retain motivated individuals necessary to achieve its goals in the most cost-effective way possible. Salaries paid to executive officers (other than the CEO) are based upon an assessment, in conjunction with the chief executive officer, of the nature and responsibilities of each position including its relative contribution to carrying out the Company's strategic objectives. The committee considers both internal and external information, including input from independent compensation surveys and, where appropriate, from outside compensation consultants. Comparisons focus primarily on banks and/or bank holding companies of similar size and with similar geographic and/or market characteristics. The salaries of the CEO and other executive officers are established at levels that the committee believes approximate the midpoint for comparable positions within the financial services industry. Executive officers, including the CEO, may defer up to 50% of their salary each year. The Company matches deferred amounts at 25%.

Performance Incentives

     The Company utilizes short-term and/or long-term incentive programs, in tandem with base salaries, to closely tie overall executive compensation to the interests of the Company's shareholders. The
Company's Incentive Programs are designed to motivate the CEO and other executive officers to manage towards improved shareholder return.

     The Company employed a Short-Term Incentive Program (i.e., a cash bonus program) in 1997 which was designed to reward all employees, including the CEO and other executive officers, subject to surpassing the Company's 1997 annual financial plan with regard to earnings and other key performance indicators (such as asset quality, growth, expense control and efficiency) as approved by the Board of Directors. The Company did not exceed the established earnings threshold in 1997, and no bonuses were accrued or paid under the program.

     The Company's Long-Term Incentive Program uses Stock Options to correlate executive compensation with shareholder value. Executive officers, including the CEO, may be granted options as determined by the Compensation Committee. Options are valued at the discretion of the committee at the date of grant, but in no case may they be valued at less than fair market value as reported on The Nasdaq Stock Market's National Market. Executives are allowed to exercise the options on a vesting formula established at the date of grant by the committee, and options must be exercised on or before their expiration date. The potential value of options is dependent upon increasing total return (i.e. stock price appreciation plus dividends) to shareholders over time.

CEO Compensation

         The base salary and bonus (if any) for the Chief Executive Officer is determined under the policies and programs outlined above. The CEO did not receive a bonus under the short-term incentive program utilized in 1997. The CEO may be awarded options under the Long Term Incentive Program as determined by the Compensation Committee. The CEO was not granted any options in the year ended December 31, 1997.

Tax Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code") and related regulations provide that a public company may not deduct, for federal income tax purposes, compensation in excess of $1 million per year paid to the chief executive officer and the four other most highly compensated executive officers employed by the company at year end, other than compensation which qualifies as "performance-based compensation" under the Code and related regulations or is otherwise exempt from the provisions of Section 162(m). Compensation attributable to stock option awards is deemed to be performance-based (and not subject to the $1 million cap) if, among other things, the plan pursuant to which the stock options are granted includes a limit on the number of shares for which stock options may be granted to any employee during a specified period, and the plan is approved by the stockholders of the company. The Company's 1996 Non-qualified Stock Option Plan includes such a limit.

         All compensation paid to the Company's Chief Executive Officer and the four other most highly compensated executive officers was deductible in 1997 and is expected to be deductible in 1998. In designing future compensation programs for the chief executive officer and other highly compensated executive officers, the Committee will take into account the deductibility of such compensation under Section 162(m). The Committee may recommend, in the future, steps to assure the deductibility of other forms of compensation paid by the Company, in the event the Committee determines that the benefits of such deductibility to the Company outweigh any loss of flexibility or other disadvantages involved in qualifying such compensation as performance-based under Section 162(m).




         COMPENSATION COMMITTEE

         Edward G. Maris
         Frank J. Callero
         Stephen J. Schostok
         John Simcic


The following graph shows the cumulative total return to shareholders (stock price appreciation plus dividends) of the Company's stock as compared to the cumulative total return of all domestic (US) stocks traded on The Nasdaq Stock Market and the cumulative total return of all Bank stocks traded on The Nasdaq Stock Market for the years 1993 through 1997. The Company's stock began trading on The Nasdaq Stock Market on August 22, 1996, the effective date of the Merger. Prior to the Merger, Premier Financial Services, Inc.'s common stock was traded on The Nasdaq Stock Market. Northern Illinois Financial Corporation's common stock was not traded on any regional or national exchange or any established over-the-counter market. For periods prior to August 22, 1996, the Company's stock performance as set forth in the following graph reflects the stock price appreciation for Premier Financial Services, Inc. Common stock plus dividends paid by Premier Financial Services, Inc. and Northern Illinois Financial Corporation.

                     [Performance Graph Appears Here]
                      [Charting the Following Table]

                      1992     1993     1994     1995     1996     1997
GPFI Stock          $100.00  $107.38  $107.49  $137.61  $161.80  $236.84
NASDAQ Bank Stocks  $100.00  $114.04  $113.63  $169.22  $223.41  $377.44
U.S. NASDAQ Stocks  $100.00  $114.80  $112.21  $158.70  $195.19  $239.53




         Compensation Committee Interlocks and Insider Participation

         None of the members of the Compensation Committee is an officer, employee or former employee of the Company. Members of the Compensation Committee or their associates may have loans or loan commitments from the Company's subsidiary banks, but all such loans or loan commitments were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features.


              Compliance with Section 16(a) of the Exchange Act

         Pursuant to Securities and Exchange Commission regulations, the Company must disclose the names of persons who failed to file or filed late a report required under Section 16(a) of the Securities Exchange Act of 1934. Generally, the reporting regulations under Section 16(a) require directors and executive officers to report changes in ownership in the Company's equity securities. Based solely on a review of Forms 3, 4, and 5, including amendments thereto, all such forms were filed on a timely basis by reporting persons except as follows: 1) Thomas D. Flanagan inadvertently failed to report beneficial ownership on Form 4 of 2,000 shares of the Company's Common Stock purchased in 1997 and held for the benefit of minors - Mr. Flanagan reported such beneficial ownership on Form 5 filed in February, 1998, and 2) James Esposito transferred ownership of 28,313 shares of the Company's Common Stock (previously held jointly with his spouse) to his spouse in August, 1997 and inadvertently failed to file Form 4 reporting the ownership transfer in September, 1997
- Mr. Esposito reported such beneficial ownership change on Form 5 in February, 1998.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Directors and executive officers of the Company and their associates were customers of, and have had transactions with, the Company and in particular its subsidiary banks from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and loan commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collection or present other unfavorable features.


                               PROPOSAL 2


        ADOPTION OF THE NON-EMPLOYEE DIRECTOR'S STOCK OPTION PLAN


     The Board of Directors has approved, subject to stockholder ratification and approval, the Company's Non-Employee Directors Stock Option Plan (the "Plan"), which is included as Appendix A to this Proxy Statement. No options were granted under the Plan during the year ended December 31, 1997.

     The Plan is intended to correlate the strategic focus of the Board with that of shareholder's by directly tying a portion of their compensation to increased market value (if any) of the Company's Common Stock. Because options provide a potential economic benefit to holders, their use effectively incents participants to improve the Company's financial performance, and therefore the performance of the Company's Common Stock in the public market. The Board of Directors believes the Plan also enhances the Company's ability to attract and retain qualified, experienced non-employee directors by providing an opportunity to acquire, or increase their proprietary interest in, the Company's Common Stock. All options granted under the Plan will be non-qualified stock options.

SUMMARY OF THE PLAN

The following Plan summary should be read in conjunction with the Plan, a copy of which is included in this proxy statement as Exhibit A, and is incorporated herein by reference.

1. SHARES COVERED BY THE PLAN - The number of shares of Common Stock for which options may be granted shall be 200,000 shares (1%) of the number of shares of Common Stock outstanding on March 31, 1997. The number of shares available for option under the Plan is subject to adjustment for any stock split, dividend, recapitalization or certain other capital adjustments.

2. ADMINISTRATION - The Board of Directors of the Company will administer and interpret the Plan and may prescribe, in its sole discretion, rules and regulations it deems necessary for administration of the Plan. The Board of Directors, in its sole discretion and subject to the express provisions of the plan, determine the non-employee directors to whom options will be granted, including the terms and conditions applicable to each grant.

3. ELIGIBILITY - All non-employee directors of the Company are eligible to receive options under the Plan. Currently, there are 8 non-employee directors on the Board of Directors.

4. GRANTING OF OPTIONS - Subject to the provisions of the Plan, the Board of Directors may grant options from time-to-time to any non-employee director for such number of shares of Common Stock and upon such terms and conditions as the Board deems desirable. Nothing contained in the Plan is deemed to give any non-employee director any right to be granted an option except to the extent, and upon such terms and conditions, as are determined by the Board of Directors.

5. TERM OF PLAN - No option may be granted under the Plan after February 22, 2008, provided however that the Board of Directors may terminate the Plan at any time prior to that date.

6. TERMS AND CONDITIONS OF OPTIONS - Each option granted under the Plan will be evidenced by an Agreement between the Company and the non-employee director to whom the option is granted. The Agreement will be subject to the following terms and conditions:

   (a) The exercise price for each share granted will be determined in each case on the date of grant by the Board, but shall not be less than the fair market value of shares of Common Stock at the time the option is granted. Fair market value is defined as 1) the average of the high and low sales prices per share of Common Stock as reported on The Nasdaq Stock Market on the date of grant, or
   2) if no sales are reported for such date the average of the bid and asked prices per share as quoted on The Nasdaq Stock Market on the date of grant, or 3) a price as otherwise determined by the Board of Directors in its discretion.

   b) expiration of options - options granted under the Plan expire not later than the first to occur of the following:

      (1) Ten years from the date the option is granted ("option period")

      (2) Three months after a) the retirement of the Optionee from membership on the Board of Directors after attaining age 60, or
      b) termination of membership on the Board of Directors due to total and permanent disability, provided that the Board of Directors may, by resolution, determine that this subparagraph (2) of paragraph (b) shall not apply to any option or portion thereof.

      (3) Six months after an Optionee's date of death, or,

      (4) Termination of membership on the Board of Directors for any reason other than those expressed in subparagraphs (1), (2) and
      (3) of paragraph (b).

   (c)Transferability - unless otherwise permitted in the option agreement and subject to the terms of the Plan, options granted under the Plan shall be non-transferable except to the Optionee's trust, or by will or the laws of descent and distribution, and are exercisable during the Optionee's lifetime only by the Optionee.

   (d) Payment - Optionees must pay the purchase price of the shares of Common Stock upon exercise. Payment may be as follows:

      (1) in cash,

      (2) by delivering shares of Common Stock having an aggregate fair market value on the date of exercise equal to the option exercise price,

      (3) by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such option having a fair market value on the date of exercise equal to the option exercise price,

      (4) by such other medium of payment that the Board of Directors, in its discretion, authorizes at the time of the grant, or

      (5) by any combination of (1), (2), (3) and (4) above.

7. DEFERRAL OF STOCK OPTION GAINS - Any Optionee eligible to participate in the Company's Deferred Compensation Plan may elect to defer the gain on exercise of any option granted to him under the Plan. Such election allows for the Optionee to defer receipt of a number of shares of Common Stock representing the excess of (1) the number of shares of Common Stock purchased pursuant to an exercise, over (2) a number of shares of Common Stock with a fair market value equal to the purchase price of such option shares.

    (a) Any election to defer stock option gains must;

         (1) be evidenced by a written instrument delivered by the Optionee to the Board of Directors at least 180 days prior to exercise of the option,

         (2) be implemented by the Optionee at the exercise date through delivering Common Stock acquired at least 180 days prior to the exercise date, accompanied by a notarized from the Optionee to the Board of Directors affirming that the shares delivered were acquired by the Optionee at least 180 days prior to the exercise date,

         (3) be irrevocable.

    (b) Upon exercise of any option subject to a deferral election, the Company will credit the Optionee's Deferral Account established under the Company's Deferred Compensation Plan with fully vested Stock Units equal to the number of shares of Common Stock whose receipt was deferred. Such Stock Units will be held, administered and distributed pursuant to the terms of the Deferred Compensation Plan.

8. CHANGE OF CONTROL PROVISIONS - All outstanding options will become fully exercisable and all restrictions will terminate on such options under a change of control of the Company. The Board of Directors, as constituted before the change of control, may also take any one or more of the following actions;

    (a) provide for the purchase of any option for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered by the option had the option been currently exercisable,

    (b) make such adjustment to any option outstanding as the Board of Directors deems appropriate to reflect the change of control, or

    (c) cause any outstanding option to be assumed by the acquiring or surviving corporation after such change of control. Change of control is defined as:

      (1) subject to certain specified exemptions (including an exemption for shares of Common Stock as a result of the conversion of shares of Northern Illinois Common Stock in the Merger), any individual, entity, or group, including any "Person" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires beneficial ownership of 20% or more of the Common Stock or of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Securities");

      (2) persons who were directors of the Company as of February 23, 1998 (the effective date of the Plan) or persons nominated by those directors to succeed to their positions or their successors (the "Incumbent Board") shall cease to constitute a majority of the Board of Directors of the Company;

      (3) the shareholders shall approve a reorganization, merger or consolidation of the Company, unless, following such reorganization, merger or consolidation, (i) more than 60% of the Common Stock and 60% of the Voting Securities are owned by all or substantially all of the same persons who were beneficial owners of such securities immediately prior to the reorganization, consolidation or merger, in substantially the same proportions relative to one another, (ii) no person beneficially owns 20% or more of the common stock or voting securities of the surviving corporation, other than specified entities controlled by the Company or a person who beneficially owned 20% or more of the Common Stock or the Voting Securities immediately prior to the reorganization, consolidation or merger, and (iii) at least a majority of the members of the Board of Directors of the surviving corporation were members of the Incumbent Board; or

      (4) the shareholders approve a plan of liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company to another corporation other than a corporation which meets the following requirements: (i) more than 60% of the common stock and 60% of the voting securities of the corporation are owned by all or substantially all of the same persons who were beneficial owners of the Common Stock and the Voting Securities immediately prior to such sale or disposition, in substantially the same proportions relative to one another, (ii) no person beneficially owns 20% or more of the common stock or voting securities of the corporation, other than specified entities controlled by the Company or a person who beneficially owned 20% or more of the Common Stock or Voting Securities immediately prior to such sale or disposition, and (iii) at least a majority of the members of the Board of Directors of the corporation were members of the Incumbent Board.

9. AMENDMENTS - The Plan may be terminated or amended from time-to-time by vote of the Board of Directors without stockholder approval to the extent permitted by law. No amendment may adversely affect options previously granted under the Plan without the written consent of the holders of such options.

10.EXEMPTION FROM LIABILITY - The members of the Board of Directors, and each of them, shall be free from all liability, joint or several, for their acts, omissions and conduct and for all the acts, omissions and conduct of their duly constituted agents in carrying out their responsibilities under the Plan, and the Company shall save them and each of them harmless from the effects and consequences of their acts, omissions and conduct in their official capacity except to the extent that such effects and consequences shall result from their own willful misconduct.

11.GOVERNING LAWS - The Plan shall be construed, administered and governed under and by the Laws of the State of Illinois.


The Board of Directors approved the Non-Employee Director Stock Option Plan on February 23, 1998, to become effective on that date subject to the approval of the Plan by the stockholders.
Under the Company's by-laws and Delaware Law, the Plan must be approved by a majority of the shares of Common Stock present and entitled to vote at the 1998 Annual Meeting. Abstentions will be counted as votes present and entitled to vote, and an abstention will have the same effect as a vote against approval of the Plan. Broker non-votes will be counted as votes present, but not entitled to vote at the meeting. As a result, provided that a quorum is present at the 1998 Annual Meeting, a broker non-vote should have no effect on the outcome of the vote to approve the Plan.



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION of the Non-Employee Directors stock Option Plan.





                                   AUDITORS

         KPMG PEAT MARWICK LLP, independent certified public accountants, have served as the Company's public accountants for the fiscal year ended
December 31, 1997.    Representatives of KPMG PEAT MARWICK LLP, are
expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.



 NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

         The Company's Amended and Restated Certificate of Incorporation establishes an advance notice procedure with respect to the nomination, other than by or on behalf of the Board of Directors, of candidates for election as directors and with respect to any proposed business to be considered before an annual meeting of stockholders. Under the advance notice procedures, any stockholder who wishes to nominate a candidate for election as a director or to bring any proposal of business before an annual meeting must give advance written notice to the Secretary of the Company of such nomination or proposed business. Such notice must be received, by the Secretary of the Company at the Company's principal executive offices, not later than the close of business on the 40th day nor earlier than the close of business on the 70th day before the first anniversary of the preceding year's annual meeting. Special provisions apply in the event that the number of directors to be elected to the Board of Directors is increased and there is no public disclosure by the Company naming all of the nominees for director or specifying the size of the increased board at least 50 days before the first anniversary of the previous year's annual meeting. Under such circumstances, a stockholder's notice will be considered timely, but only with respect to nominees for any new board positions created by such increase, if it is received by the Secretary of the Company not later than the close of business on the 14th day following the day on which such public disclosure is made. Any business to be brought before an annual meeting must be a proper matter for stockholder action.

         Under the advance notice procedures, notice from a stockholder who proposes to nominate a person for election as a director must contain certain information about that person, including age, business address, principal occupation, the class and number of shares of Company stock beneficially owned by such person, and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee (including such person's written consent to be named as a nominee and to serving as a director, if elected).
Notice from a stockholder who proposes to bring business before an annual meeting must include a brief description of the business to be brought, the reasons for conducting such business at the annual meeting, and any material interest that the stockholder may have in such business. Any notice must also include certain information concerning the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal has been made, including the name and address of the stockholder as they appear on the Company's books, the name and address of such beneficial owner, if any, and the class and number of shares of the Company's stock beneficially owned by such stockholder and beneficial owner, if any. If the Chairman or other officer presiding at an annual meeting determines that a person was not properly nominated or that other business was not properly brought before the meeting in accordance with the foregoing procedures, he shall so declare at the meeting and such defective nomination shall be disregarded or such business shall not be conducted at the annual meeting.




                               OTHER BUSINESS

         Management does not intend to present, and does not have reason to believe others will present, any items of business at the Annual Meeting other than those mentioned in the Notice of the Meeting. However, if any other matters are properly presented for a vote, the proxies will be voted on such matters according to the judgment of the persons named as proxies therein.



                             STOCKHOLDER PROPOSALS

         Proposals from stockholders to be presented at the 1999 Annual Meeting of stockholders of the Company must be received by the Company on or before December 15, 1998 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.







BY ORDER OF THE BOARD OF DIRECTORS,





Alan J. Emerick
Secretary

Dated: April 13, 1998


                                   APPENDIX A

                          GRAND PREMIER FINANCIAL, INC.
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         SECTION 1. Establishment. GRAND PREMIER FINANCIAL, INC. (the "Company"), a Delaware corporation, hereby establishes the Grand Premier Financial, Inc. Non-employee Directors Stock Option Plan (the "Plan") pursuant to which members of the Board of Directors of the Company who are not employed by the Company or any of its Subsidiaries ("Non-employee Directors") may be granted options to purchase shares of common stock of the Company, par value $0.01 per share ("Common Stock"). A "Subsidiary" is any entity of which the Company is the direct or indirect owner of not less than eighty percent (80%) of all issued and outstanding equity interests.

         SECTION 2. Purpose. The purpose of the Plan is to provide a means whereby Non-employee Directors may be given the opportunity to purchase stock of the Company through options to acquire Common Stock. The Plan is intended to advance the interests of the Company by encouraging stock ownership or additional stock ownership by Non-employee Directors and by giving Non-employee Directors added incentive to devote themselves to the future success of the Company. Options granted under this Plan
("Options") are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

         SECTION 3. Eligibility. All Non-employee Directors shall be eligible to be granted Options to purchase shares of Common Stock under the Plan. Whether a Non-employee Director becomes an Optionee under the Plan shall be determined in accordance with Section 6.

         SECTION 4. Number of Shares Covered by Options. The total number of shares of Common Stock that may be issued and sold pursuant to Options granted under the Plan shall be 200,000. The Common Stock to be optioned under the Plan may be either authorized and unissued shares or issued shares that shall have been reacquired by the Company. Such shares are subject to adjustment in accordance with the provisions of Section 9 hereof. The shares involved in the unexercised portion of any terminated or expired Option under the Plan may again be optioned under the Plan.


         SECTION 5. Administration. The Plan shall be administered by the Board of Directors of the Company. No person, other than members of the Board of Directors, shall have any authority concerning decisions regarding the Plan. Subject to the express provisions of the Plan, the Board of Directors shall have sole discretion concerning all matters relating to the Plan and Options granted hereunder. The Board of Directors, in its sole discretion, shall determine the Non-employee Directors of the Company to whom, and the time or times at which, Options will be granted, the number of shares of Common Stock to be subject to each Option, the expiration date of each Option, the time or times within which the Option may be exercised, the terms governing the cancellation of the Option (with the consent of the holder thereof) and the other terms and conditions of the grant of the Option. The terms and conditions of the Options need not be the same with respect to each Optionee or with respect to each Option.

         The Board of Directors may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including, interpretation of the Plan and the specific terms and conditions of the Options granted hereunder by the Board of Directors, shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Subsidiaries, the Board of Directors, and the affected Non-employee Directors and their respective successors in interest.

         SECTION 6. Granting of Options. Subject to the provisions of the Plan, the Board of Directors, within ten years from the date the Plan is adopted, from time to time grant Options to any Non-employee Director ("Optionee") for such number of shares of Common Stock and upon such terms and conditions as in the judgement of the Board of Directors shall be desirable. Nothing contained in the Plan shall be deemed to give any Non-employee Director any right to be granted an Option to purchase shares of Common Stock except to the extent, and upon such terms and conditions, as may be determined by the Board of Directors.

         SECTION 7. Terms of Options. Each Option granted under the Plan shall be evidenced by an agreement ("Stock Option Agreement") that shall be executed by the Chief Executive Officer, President or any Executive Vice President of the Company, and by the Non-employee Director to whom such Option is granted, and shall be subject to the following terms and conditions:

(a) The price at which each share of Common Stock covered by each Option may be purchased shall be determined in each case on the date of grant by the Board of Directors, but shall not be less than the Fair Market Value of shares of Common Stock at the time the Option is granted. For purposes of this Section, the "Fair Market Value" of shares of Common Stock on the date of the grant shall be: (i) the average of the high and low sales prices per share of Common Stock as reported on The Nasdaq Stock Market's National Market ("Nasdaq") on the date of grant; or (ii) if no sales are reported for such date, the average of the bid and asked prices per share of Common Stock as quoted on Nasdaq on the date of grant, or as otherwise determined by the Board of Directors in its discretion.

(b) Except as otherwise provided in the Plan or in any Stock Option Agreement, the Optionee shall pay the purchase price of the shares of Common Stock upon exercise of any Option: (i) in cash; (ii) in cash received from a broker-dealer to whom the Optionee has submitted an exercise notice consisting of a fully endorsed Option (however, this payment option shall only be available to the extent the payment procedure complies with Regulation T issued by the Federal Reserve Board); (iii) by delivering shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price; (iv) by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate Fair Market Value of the date of exercise equal to the Option exercise price; (v) by such other medium of payment as the Board of Directors, in its discretion, shall authorize at the time of grant; or
(vi) by any combination of (i), (ii), (iii), (iv) and (v). In the case of an election pursuant to (i) or (ii) above, cash shall mean cash or a check issued by a federally insured bank or savings and loan association, and made payable to the Company. In the case of payment pursuant to
(ii), (iii) or (iv) above, the Optionee's election must be made on or prior to the date of exercise and shall be irrevocable. The Company shall issue, in the name of the Optionee, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any shares of Common Stock purchased by an Optionee through a broker-dealer pursuant to clause (ii) above shall be delivered to such broker-dealer in accordance with 12 C.F.R. 220.3(e)(4) or other applicable provision of law.

(c) Each Stock Option Agreement shall provide that such Option may be exercised by the Optionee or by the person or persons entitled to do so under the Optionee's will, or, if the Optionee shall fail to make testamentary disposition of said Option, or shall die intestate, by the Optionee's legal representative or representatives, in such parts and at such times as may be specified in such Agreement. Any Option granted hereunder shall expire not later than the first to occur of the following:

         (i) The expiration of ten years from the date such Option is granted (hereinafter called the "Option Period").

         (ii) The expiration of three months after the date of either: (A) the retirement of the Optionee from membership on the Board of Directors after attaining the age of 60 years; or (B) the termination of the membership of the Optionee on the Board of Directors due to total and permanent disability. The Board of Directors of the Company may provide by resolution, however, that any terms of this subparagraph (ii) of paragraph (c) shall not apply to any Option or portion of an Option;

         (iii) The expiration of the period of six months after the date of the Optionee's death; and

         (iv) The termination of membership of the Optionee on the Board of Directors for a reason other than those expressed in subparagraphs
         (ii) and (iii) of this paragraph (c).

(d) Notwithstanding anything herein to the contrary, no Option granted under the Plan prior to approval of the Plan by the stockholders may be exercised before such approval, and in the event this Plan is disapproved by the stockholders, then any Option granted hereunder shall become null and void.

(e) Each Option and right granted under the Plan shall by its terms be non-transferable by the Optionee except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in the Employee Retirement Income Security Act of 1974, as amended), and each Option shall be exercisable during the Optionee's lifetime only by him. Notwithstanding the preceding sentence, a Stock Option Agreement may permit an Optionee, at any time prior to his death, to assign all or any portion of an Option granted to him to: (i) his spouse or lineal descendant; (ii) the trustee of a trust for the primary benefit of his spouse or lineal descendant; or (iii) a partnership of which his spouse and lineal descendants are the only partners. In such event, the spouse, lineal descendant, trustee or partnership will be entitled to all of the rights of the Optionee with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Stock Option Agreement immediately prior to the effective date of the assignment. Any such assignment will be permitted only if: (i) the Optionee does not receive any consideration therefor; and (ii) the assignment is expressly permitted by applicable Agreement as approved by the Board of Directors. Any such assignment shall be evidenced by an appropriate written document executed by the Optionee, and a copy thereof shall be delivered to the Company on or prior to the effective date of the assignment.

(f) The Stock Option Agreement entered into pursuant hereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Board of Directors including, without limitation, provisions: (i) requiring the giving of satisfactory assurances by the Optionee that the shares are purchased for investment and not with a view to resale in connection with the distribution of such shares, and will not be transferred in violation of applicable securities laws; (ii) restricting the transferability of such shares during a specific period; and (iii) requiring the resale of such shares to the Company at the Option price if the membership of the Optionee on the Board of Directors terminates prior to a specified time.

         SECTION 8. Deferral of Stock Option Gains. Any Optionee who is eligible to participate in the Grand Premier Financial, Inc. Deferred Compensation Plan, as amended and restated effective January 1, 1997 and further amended on March 24, 1997 and January 9, 1998 ("Deferred Compensation Plan"), may make an election with respect to any Option granted to him under the Plan as follows:

(a) An Optionee may elect, with respect to an Option granted to him under the Plan, to defer receipt of a number of shares of Common Stock (and the related Stock Units described below) representing the excess of
(a) the number of shares of Common Stock purchased pursuant to the exercise of such Option, over (b) a number of shares of Common Stock with a Fair Market Value (as defined in Section 7(a)) equal to the purchase price of such Option.

(b) A deferral election with respect to an Option pursuant to this section must be made pursuant to a written instrument delivered by the Optionee to the Board of Directors at least 180 days prior to the exercise date of such Option.

(c) An election may be made pursuant to this section only if the purchase price of the applicable Option is paid by the Optionee pursuant to subsection 7(b) by delivering Common Stock acquired by the Optionee at least 180 days prior to the exercise date of such Option.

(d) To implement the exercise of an Option as described in clause (c) above, the Optionee shall provide a notarized statement to the Board of Directors that he is the sole owner of the shares of Common Stock being delivered to pay the purchase price of such Option, and that such shares of Common Stock were acquired at least 180 days prior to the exercise date.

(e) Upon exercise of an Option that is subject to a deferral election pursuant to this section, the Company shall credit the Optionee's Stock Option Deferral Account established under the Deferred Compensation Plan with a number of Stock Units equal to the number of shares of Common
Stock whose receipt is deferred pursuant to clause 1 above.

(f) Upon exercise of an Option that is subject to a deferral election pursuant to this section, the Company shall transfer to the Trustee of the Trust Agreement under the Grand Premier Financial, Inc. Deferred Compensation Plan, dated January 31, 1997 and amended on January 9, 1998 ("Trust Agreement"), a number of newly-issued shares of Common Stock equal to the number of shares of Common Stock whose receipt is deferred pursuant to clause (a) above. Said shares of Common Stock shall be credited to a fully vested account maintained for the Optionee under the Trust Agreement and shall be distributed to the Optionee, or to his beneficiary in the event of his death, pursuant to the terms of the Deferred Compensation Plan and the Trust Agreement.

(g) An Optionee may make a deferral election with respect to one or more specific Options granted to him under the Plan on or prior to the date of the deferral election, or pursuant to a blanket election applicable to all Options granted to him on or prior to the date of the deferral election and all Options to be granted to him under the Plan after the date of the deferral election.

(h) A deferral election by an Optionee shall be irrevocable with respect to each Option granted to him hereunder on or before the date of his deferral election and that is subject to such deferral election. A deferral election by an Optionee with respect to an Option granted to him on or after the date of his deferral election may be revoked by the Optionee, by written instrument delivered to the Board of Directors at least 180 days prior to the date of exercise of such Option.

(i) All deferred Stock Units and shares of Common Stock shall be held, administered and distributed pursuant to the terms of the Deferred Compensation Plan and the Trust Agreement.

(j) The provisions of this section shall apply with respect to an Option subject to a deferral election, notwithstanding any other provision of the Plan. However, the other provisions of the Plan shall apply with respect to such Option to the extent not inconsistent with the provisions of this section.

         SECTION 9. Adjustment of Number of Shares. In the event that a dividend shall be declared upon the shares of Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Option granted hereunder and the number of shares available for issuance pursuant to the Plan but not yet covered by an Option, shall be adjusted by adding to each of such shares the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number of kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any such Option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Option, the number of kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged; provided, however, that in the event that such change or exchange results from a merger or consolidation, and in the judgment of the Board of Directors such substitution cannot be effected or would be inappropriate, or if the Company shall sell all or substantially all of its assets, the Company shall use reasonable efforts to effect some other adjustment of each then outstanding Option which the Board of Directors, in its sole discretion, shall deem equitable. In the event that there shall be any change, other than as specified above in this Section 9, in the number or kind of outstanding shares of Common Stock, then if the Board of Directors shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore available for issuance pursuant to the Plan but not yet covered by an Option, and the number of shares of Common Stock then subject to an Option or Options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and of each Stock Option Agreement. In the case of any such substitution or adjustment as provided for in this Section, the Option price in each Stock Option Agreement for each share covered thereby prior to such substitution or adjustment will be the Option price for all shares of stock or other securities which shall have been substituted for such shares or to which such share shall have been substituted for such shares or to which such share shall have been adjusted pursuant to this Section. No adjustment or substitution provided for in the Section 9 shall require the Company, in any Stock Option Agreement, to sell a fractional share, and the total substitution or adjustment with respect to each Stock Option Agreement shall be limited accordingly.

         SECTION 10. Amendments. This Plan may be terminated or amended from time to time by vote of the Board of Directors, without the approval of the stockholders of the Company to the extent allowed by law. No amendment or termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee, except that the Board of Directors may amend the Plan in a manner that does affect Options theretofore granted upon a finding by the Board of Directors that such amendment is in the best interest of holders of outstanding Options affected thereby.

         SECTION 11. Change in Control. Notwithstanding the provisions of the Plan or any Option Agreement evidencing Options granted hereunder, upon a Change in Control of the Company (as defined below) all outstanding Options shall become fully exercisable and all restrictions thereon shall terminate in order that Optionee may fully realize the benefits thereunder. Further, in addition to the Board of Directors' authority set forth in Section 5, the Board of Directors, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Option, either at the time such Option is granted hereunder or any time thereafter, to take any one or more of the following actions: (a) provide for the purchase of any such Option, upon the Optionee's request, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Option been currently exercisable; (b) make such adjustment to any such Option then outstanding as the Board of Directors deems appropriate to reflect such Change in Control; and (c) cause any such Option then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.

         For the purposes of this Plan, a "Change in Control" of the Company shall be deemed to have occurred if or upon:

(a) The acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Sections 13(d)(3) or 14
(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the 1934 Act of 20% or more or either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or
(ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition resulting directly from the conversion of shares of Northern Illinois Financial Corporation Common Stock into share of Common Stock pursuant to the Agreement and Plan of Merger, dated January 22, 1996, among the Company, Premier Financial Services, Inc. and Northern Illinois Financial Corporation, as amended by the First Amendment thereto, dated March 18, 1996, and the Second Amendment thereto, dated as of August 15, 1996 (the "Merger Agreement"), (B) any subsequent acquisition of shares of Common Stock that is permitted under Section 1(b) of the Rights Agreement, dated as of July 9, 1996, between the Company and Grand Premier Trust and Investment, Inc. (the "Rights Agreement"), without rendering the Person effecting such acquisition an "Acquiring Person" for purposes of the Rights Agreement (C) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (D) any acquisition by the Company, (E) any acquisition by an employee benefit plan [or related trust] sponsored or maintained by the Company or any corporation controlled by the Company or
(F) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 11 shall be satisfied; and provided further that, for the purposes of clause (D), in any Person (other than the Company or any employee benefit plan [or related trust] sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(b) individuals who, as of the effective date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board of Directors; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act, or any other actual or threatened solicitation or proxies or consents by or on behalf of an Person other than the Board of Directors shall be deemed to have been a member of the Incumbent Board;

(c) approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan [or related trust] sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be, beneficially owned, directly or indirectly, 20% more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the member of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such reorganization, merger or consolidation; or

(d) approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan [or related trust] sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owned, directly or indirectly, 20% more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board of Directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale or other disposition.

The Board of Directors may otherwise accelerate the Commencement Date for the Exercise Period (as such terms are defined in the applicable Stock Option Agreement) of an Option or any part thereof at such other times or upon such other occasions, including, but not limited to, anticipation of an event described in Section 11 of the Plan, as the Board of Directors in its sole discretion determines is appropriate.

         SECTION 12. Effective Date. The Plan was adopted by the Board of Directors of the Company on February 23, 1998, and authorized for submission to the stockholders of the Company. If the Plan is approved by the affirmative vote of a majority of the shares of the voting stock of the Company entitled to be voted by the holders of stock represented at a duly held stockholders' meeting, it shall become effective, or deemed to have become effective, as of February 23, 1998. Options may be granted under the Plan prior, but subject, to approval of the Plan by stockholders of the Company and, in each such case, the date of grant shall be determined without reference to the date of approval of the Plan by the stockholders of the Company.

         SECTION 13. Termination. The Plan shall terminate as of February 22, 2008; provided however, that the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan shall not impair any of the rights or obligations under any Option granted under the Plan without the consent of the Optionee.

         SECTION 14. Proceeds from Sale of Stock. Proceeds from the sale of Common Stock issued upon the exercise of Options granted pursuant to the Plan shall be added to the general funds of the Company.

         SECTION 15. Exemption from Liability. The members of the Board of Directors of the Company and each of them, shall be free from all liability, joint or several, for their acts, omissions and conduct, and for the act, omissions and conduct of their duly constituted agents, in carrying out the responsibilities of said Board of Directors under the Plan, and the Company shall indemnify and save them and hold each of them harmless from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct.

         SECTION 16. Right to Repurchase. In the event a person who has acquired Common Stock pursuant to an Option granted under the Plan offers to sell shares of such Common Stock, the Company shall have the first right of purchase. Such person shall make a written offer to the Company and the Company shall have first right of purchase, and if it exercises this right, and so long as its stock is traded over-the-counter, the amount payable for each share of Common Stock shall be the mean of the bid and ask prices as of the most recently published quotation of the bid and ask prices prior to the date of offer to sell as such published quotation is evidenced in the Midwest Edition of The Wall Street Journal for such Common Stock. If the Company wishes to exercise its right to purchase, the Company must express its decision in a written statement signed by an official representative of the Company and the statement must be delivered to the person offering the Common Stock within two regular business days from the date the person offers to sell the Common Stock.

         SECTION 17. Governing Laws. The Plan shall be construed, administered and governed in all respects under and by the Laws of the State of Illinois. Each Stock Option Agreement granted under the Plan shall be construed, administered and governed in all respects under and by the laws of the State of Illinois.